Listing Report:Supplement No. 35 dated Aug 20, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 241982
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$11,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 35.81%	Starting monthly payment:	$497.60

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Dec-1994	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	3 / 3	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	15	Length of status:	1y 8m
Amount delinquent:	$0	Revolving credit balance:	$621	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	82%	Stated income:	$1-$24,999
Delinquencies in last 7y:	23	Homeownership:	No
Inquiries last 6m:	0
Screen name:	strongSoftware	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Educational Software Company
Purpose of loan:

The purpose of this loan is to successfully market and distribute 2 educational software packages. Currently, I have developed and designed 2 educational products. The products are software based. Therefore, the cost to produce each product is minimal. I have over 7 years of experience in the field of instructional technology. Furthermore, I have over 3 years experience with direct marketing, as well. Therefore, effectively and efficiently marketing these educational resources is the clear goal.

My financial situation:
I am a great candidate for this loan because I will be receiving residual income from another source. Furthermore, software is a very profitable industry, even when started on a small scale. Due to the profitable nature of software, I will be able to generate profits in the range of 6 to 7 digits. I promise to eat, drink, and sleep the administration and marketing of each product package.

Monthly net income: $ Monthly net income: My monthly net income currently fluctuates below $750, however, I live at home which has minimized costs and allowed me to produce two products that are needed in the educational marketplace.
Thank you for your time and consideration

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 160
??Car expenses: $ 247
??Utilities: $ 0
??Phone, cable, internet: $ 0
??Food, entertainment: $ 180
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 170
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419982
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,175.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.38%	Starting borrower rate/APR:	11.38% / 13.50%	Starting monthly payment:	$104.52

Auction yield range:	4.23% - 10.38%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	8.25%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Feb-1998	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	6 / 5	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	27	Length of status:	3y 6m
Amount delinquent:	$0	Revolving credit balance:	$4,222	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	22%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	unrivaled-order	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off a high interest card
Purpose of loan:
This loan will be used to pay off a card with a 19% interest rate.?

My financial situation:
I am a good candidate for this loan because I always pay all of my bills on time and pay off more than the minimum. I have steady employment and would greatly appreciate this chance to improve my financial situation by paying this bill off sooner than I would normally be able to (due to the skyrocketing interest rates and through no fault of my own. I've always been a good customer to them. I guess that is just the state of the economy).

Thank you for your consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420528
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$203.56

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Sep-1995	Debt/Income ratio:	41%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	15	Length of status:	5y 1m
Amount delinquent:	$0	Revolving credit balance:	$50,042	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	99%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	supertrooper3a	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
A cop looking for help
Purpose of loan:
This loan will be used to? finally get out from under my high intrest credit cards.? Get on a better path for my family and be truly debt free.? I was forced to use my credit cards to pay medical bills when?I injured my wrist.? It makes me sick to see all that intrest money going to some faceless company that changes the rules whenever they feel like it.? I would much rather give that money to the people and partners of Prosper.??This loan will be used to pay off my credit card with my medical bills on it..? One in the amount on the card is?$5160.? The rest of the amount?I already have.? Thank you for your time.

My financial situation:
I am a great candidate for this loan because? I pay my bills on time and have a great and stable job as a State Trooper.? It is part of my job to be financially responsible and?pay all my debts.? Because of the schedule my job allows, I am taking on a part-time job to get out of debt even faster.? I bought a house?last year and can't wait to improve it once I am out from under these credit cards.

Monthly Income: $ 3560 minimum (I generally have?2-5 hours of overtime per month).

Monthly Expenses: $2905

House: $1200
Cars: $459
Phone/TV/Internet: $90
Utilities: $120
Food/Households: $400
Insurance: $86
Credit cards: $550
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421096
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,800.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	12.25%	Starting borrower rate/APR:	13.25% / 15.40%	Starting monthly payment:	$128.50

Auction yield range:	11.23% - 12.25%	Estimated loss impact:	10.26%
Lender servicing fee:	1.00%	Estimated return:	1.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Apr-1994	Debt/Income ratio:	37%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	14 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	25	Length of status:	6y 3m
Amount delinquent:	$0	Revolving credit balance:	$7,968	Occupation:	Biologist
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	81%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	cowboy2525	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	14 ( 100% )	680-700 (Latest)
Principal borrowed:	$3,500.00	< mo. late:	0 ( 0% )	680-700 (Jul-2009) 660-680 (May-2009) 700-720 (May-2008)
Principal balance:	$1,673.97	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Paying off car and cards
Paying off truck and 2 credit cards to improve my credit for a house in the future.? I am very secure in my job and almost to pay off my first prosper loan with 100% ontime payments.?
Debts:
Rent: 450
Utilities:150
Phone: 50
car payment:320
Credit cards: 250
Prosper loan: 115
Stud. loan: 82?
Misc:?250???
Total: 1670
Income: 2200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421098
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	29.00%	Starting borrower rate/APR:	30.00% / 32.38%	Starting monthly payment:	$424.52

Auction yield range:	17.23% - 29.00%	Estimated loss impact:	26.69%
Lender servicing fee:	1.00%	Estimated return:	2.31%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Jul-1995	Debt/Income ratio:	Not calculated
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	2 / 1	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	14	Length of status:	2y 7m
Amount delinquent:	$0	Revolving credit balance:	$18	Occupation:	Other
Public records last 12m / 10y:	1/ 1	Bankcard utilization:	5%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	17	Homeownership:	No
Inquiries last 6m:	0
Screen name:	jaosmokey	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	36 ( 100% )	660-680 (Latest)
Principal borrowed:	$7,000.00	< mo. late:	0 ( 0% )	(Feb-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	36
Description
Need to pay business bills
Need to pay off business loans. Had a success loan on here before for $7000 that was just paid off a few months ago.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421104
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$397.60

Auction yield range:	17.23% - 24.00%	Estimated loss impact:	19.38%
Lender servicing fee:	1.00%	Estimated return:	4.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Aug-2000	Debt/Income ratio:	16%
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	2 / 2	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	8	Length of status:	1y 0m
Amount delinquent:	$79	Revolving credit balance:	$187	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	3%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	open-minded-capital	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Duplex with $800/mo Cash Flow
The purpose of this loan is to remodel my recently purchased duplex.

This loan is a good investment because the funds will be used to generate a positve cash flow from the rental unit.

Here's how the loan will be used:

I am a first time home buyer and I just recently used my "First Time Buyer" status to purchase a foreclosed duplex at a great price.? It was foreclosed through Fannie Mae, so they even financed the loan for me.? It needs some minor cosmetic work to get it rent ready.?

This loan will be used to fund the minor repairs and generate a positive cashflow.
?-? Fannie Mae's loan only covers the purchase price.
?-??I've spent the past four months paying the credit card down to nothing... I'd like to keep it that way.
?-? My current rent is $970/month, but that will be eliminated once I move into the duplex.?
?-? My new mortgage payments are $820/month and the other unit (once it's fixed up) will rent for $1090/month.

So the duplex has a positive cashflow of $270/month and I have eliminated my former rent of $970, for a combined total of $1240/month extra in my pocket.? Even with a $400/month prosper loan payment, I will increase my personal cash flow by over $800/month.

Conclusion: Most loans you've looked at today, are for consumer spending, or reducing existing debt.? This is the best type of loan available because it will be used to generate a positive cash flow.? Thanks in advance. PS - I'm sure?Prosper will give this a lower rank because of the loan amount.??Just out of curiosity, I played around with the loan amount to see how it impacted the rating...? if I had?listed the loan for $3K, it would have been an "A", and $5K bumped it to "B".? I also just learned about the $79 delinquent item when I went through the mortgage application process.? I'm not sure where that's from and I'm working to have it removed from my report.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421116
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	31.91%	Starting borrower rate/APR:	32.91% / 35.33%	Starting monthly payment:	$132.18

Auction yield range:	14.23% - 31.91%	Estimated loss impact:	16.17%
Lender servicing fee:	1.00%	Estimated return:	15.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jan-1990	Debt/Income ratio:	39%
Credit score:	620-640 (Jul-2009)	Current / open credit lines:	10 / 10	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	1y 8m
Amount delinquent:	$0	Revolving credit balance:	$13,481	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	93%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	GaelicWench	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	5 ( 100% )	620-640 (Latest)
Principal borrowed:	$1,500.00	< mo. late:	0 ( 0% )	620-640 (May-2009) 620-640 (Sep-2008) 600-620 (Mar-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	5
Description
Former Borrower/Paying off CCs
Purpose of loan:
This loan will be used towards paying off one credit card at a time. I cut up three of the cards last fall without regret. The balances on those three are slowly being reduced, which thrills me to no end.

My financial situation:
I am a good candidate for this loan because? having been a former borrower and paying off the loan here in due haste, my standing with Prosper is very good. This is now my 3rd attempt to get a loan; each time I've asked for a reduced amount in the hopes that I would finally get one. Like the first time, I would pay this off very quickly as well. But in the meantime, paying these off would mean so much to me, as I have several goals I've set up for myself; that is, to run my own business - a consignment store out of my own home. I have very strong retail sales skills and this would prove beneficial towards what I am trying to achieve. I've got my eye on the ball, so with this said, I am going full steam ahead, with or without a Prosper loan -

Thank you for reading this and giving consideration towards helping me achieve my goals.

Monthly net income: $ 2772.00

Monthly expenses: $
??Housing: $ 375.00
??Insurance: $ 115.00
??Car expenses: $ 200.00
??Utilities: $ 115.00
??Phone, cable, internet: $ 90.00
??Food, entertainment: $ 200.00
??Clothing, household expenses $ 50.00
??Credit cards and other loans: $ 463.00
??Other expenses: $ 50.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421122
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	23.73%	Starting borrower rate/APR:	24.73% / 27.03%	Starting monthly payment:	$277.32

Auction yield range:	8.23% - 23.73%	Estimated loss impact:	8.56%
Lender servicing fee:	1.00%	Estimated return:	15.17%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	May-2003	Debt/Income ratio:	16%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	14 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	0y 2m
Amount delinquent:	$0	Revolving credit balance:	$8,420	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	31%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	schoenjn	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	22 ( 100% )	720-740 (Latest)
Principal borrowed:	$11,100.00	< mo. late:	0 ( 0% )	680-700 (Sep-2008) 640-660 (Sep-2007)
Principal balance:	$4,147.55	1+ mo. late:	0 ( 0% )
Total payments billed:	22
Description
Continuing the Work
Purpose of loan:
I am looking to continue renovating the home I currently live in, while consolidating some of the previous debt related to renovations.? It seems that as one issue is fixed another arises and often cost more than is originally expected.

My financial situation:?

I am a good candidate because in June of 2009 I took a promotion at a large healthcare provider as a senior accountent?currently make $55,200 and by receiving this loan?it will?allow me continue the required renovations. I realize the responsibility I have taken on and?understand the need to payoff my debts to keep my credit score up.

Monthly net income: $ 4,246.00 (approx. before taxes)

Monthly expenses: $
??Housing: $?1100.00
??Insurance: $?70.00
??Car expenses: $?50.00
??Utilities: $?250.00
??Phone, cable, internet: $?100.00
??Food, entertainment: $ 150
??Clothing, household expenses $?150
??Credit cards and other loans: $ 250
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421128
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	20.00%	Starting borrower rate/APR:	21.00% / 23.25%	Starting monthly payment:	$226.05

Auction yield range:	17.23% - 20.00%	Estimated loss impact:	19.13%
Lender servicing fee:	1.00%	Estimated return:	0.87%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Sep-1982	Debt/Income ratio:	25%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	10 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	29	Length of status:	1y 2m
Amount delinquent:	$0	Revolving credit balance:	$8,180	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	101%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	foldgerscoffee	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	27 ( 82% )	640-660 (Latest)
Principal borrowed:	$7,000.00	< mo. late:	6 ( 18% )	640-660 (Oct-2006)
Principal balance:	$752.46	1+ mo. late:	0 ( 0% )
Total payments billed:	33
Description
Can you please help us ?
Purpose of loan:
This loan will be used to? to consolidate and CANCEL credit cards and to make our debt one easy payment per month. Any help is greatly appreciated

My financial situation:
I am a good candidate for this loan because? We are current on everything. We also have a 36 month prosper loan that is almost paid off..(2 months left )
Monthly net income: $
5,500.00
Monthly expenses: $
??Housing: $ 850
??Insurance: $ 130
??Car expenses: $ 205
??Utilities: $ 40
??Phone, cable, internet: $80?
??Food, entertainment: $100
??Clothing, household expenses $100
??Credit cards and other loans: $100
??Other expenses: $50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421132
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	May-1987	Debt/Income ratio:	7%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	6 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	9	Length of status:	7y 8m
Amount delinquent:	$0	Revolving credit balance:	$8,866	Occupation:	Nurse (RN)
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	76%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	new-priceless-compassion	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Hope
Purpose of loan:
This loan will be used to?complete the amount I need for a down payment on a mobile home and buy in time to receive the present tax credit?

My financial situation:
I am a good candidate for this loan because I work full time as a registered nurse, don't have a car loan, will get the tax credit and receive $5000 back in tax refund, can very comfortably make all payments on this loan,?need the loan because I decided to buy the mobile home before the tax credit opportunity ends?

Monthly net income: $ 3100

Monthly expenses:?$2600
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421134
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	18.50%	Starting borrower rate/APR:	19.50% / 21.73%	Starting monthly payment:	$110.73

Auction yield range:	14.23% - 18.50%	Estimated loss impact:	14.82%
Lender servicing fee:	1.00%	Estimated return:	3.68%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Sep-1999	Debt/Income ratio:	17%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	15 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	28	Length of status:	0y 11m
Amount delinquent:	$0	Revolving credit balance:	$6,390	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	57%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	Vinsanity41	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	25 ( 100% )	660-680 (Latest)
Principal borrowed:	$11,500.00	< mo. late:	0 ( 0% )	600-620 (Mar-2008) 580-600 (Nov-2007) 640-660 (Nov-2006) 620-640 (Oct-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	25
Description
Moving Costs
My name's Vince. I'm 28 and I've spent the last year working as a Producer's Assistant on a major motion picture. I'm originally from Pittsburgh and will be returning? there in October to take on a new career in the Entertainment field. I started with Prosper just over a three years ago and experienced great success with the service. I took out a loan to consolidate debts on two occasions and successfully paid off in full ahead of schedule. Now I'd like to take another loan in order to help with some moving costs and some unexpected repair work needed on my car before I make the drive cross country.? My job in the film business is the budgeting and management process of multi-million dollar movies. If the studio can trust me to be financially responsible, can't you? Please feel free to email me with any other questions or concerns. Thank you for your consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421144
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	12.20%	Starting borrower rate/APR:	13.20% / 16.83%	Starting monthly payment:	$33.79

Auction yield range:	11.23% - 12.20%	Estimated loss impact:	10.26%
Lender servicing fee:	1.00%	Estimated return:	1.94%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-2000	Debt/Income ratio:	9%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	2 / 2	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	23	Length of status:	7y 0m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	TaxesForMuchLessInc	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Tax Preparation Operating Costs

Purpose of the loan:

I plan to use this loan to fund the operating costs of my very small tax preparation business.? I don?t need this loan but the alternative is using my own family funds.? There is no pressure for you to bid on this loan.? I can make it work without this loan, but if I do get funded, I expect to?pay it off pretty early.??I?m very conservative, so I don't borrow money very much.? I think that is why I have a D credit rating.? I have never defaulted or made a late payment in my life.?

I tend to pay off all my loans and credit cards really fast. ?The only debt I have currently is my mortgage with a balance of $44,101.07, an installment loan?with a balance of $2,788.31?and a?credit card with a balance of $1,441.55.? I have quite a few credit lines in my credit report, because I had lots of credit cards and lots of fun closing them to get a new one with a zero percent interest rate.

Financial situation:

I have a steady job but I only make $23,000.? Because my income is low and I have two kids, I?always?receive an Earned Income Credit around $3,500?which is part of?my tax refund.? If you still think?my income?is too low, then you should not bid on this loan. ?The company I work for has been around for 56 years.? The original founder is still the president.? I don't forsee?the company being closed.? I think they?know how to run the place really well.? ?I live in a military town.? We are kindly immune to economic downturns.?

Since I have very little debt, my only firm financial commitments are a?mortgage, utilities, gasoline the two debts I mentioned, and?food.? This leaves me a few extra dollars.? ?I could cut back on $35 of food to pay this loan.? I probably eat too much of it anyways.

Monthly net income: $1680
Monthly expenses: $1582.93
??Housing: $442.60
? Insurance: $100.00
? Gas: $80.00
??Utilities: $180.00
??Phone, cable, internet: $120.00
? Credit cards and other loans: $160.33
? Food & Entertainment:??$300.00
??Left over:? $200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421150
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.11%	Starting borrower rate/APR:	21.11% / 24.92%	Starting monthly payment:	$37.73

Auction yield range:	8.23% - 20.11%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.14%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Oct-2001	Debt/Income ratio:	23%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	10 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	14	Length of status:	6y 5m
Amount delinquent:	$0	Revolving credit balance:	$17,273	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	98%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	short-termneed669	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	11 ( 100% )	640-660 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	640-660 (Aug-2008)
Principal balance:	$1,499.24	1+ mo. late:	0 ( 0% )
Total payments billed:	11
Description
Help with auto repair
Purpose of loan:
This loan will be used to make?a?fairly major?repair on my vehicle. I need to replace my?rear control arm on the front passenger side.? I am asking for this loan in order to be pro-active on the car repair and avoid further repair/damage.

My financial situation:
I am a good candidate for this loan because I have a good track record for repaying debt. I have paid off several student loans, two car loans and I am?in the process of?repaying my?last Prosper loan. With my recent raise I should be able to accelerate payments on my debt in the next months. Due to some unexpected expenses this summer I have not yet been able to build up my emergency savings?with this recent raise to?cover this auto repair.?I also have a great track record of timely payments have never been delinquent on payments. I am dilgently working to repay my credit cards?that have some high balances?and have even closed some accounts, which is why I am asking for this loan as I want to avoid incurring any additional high interest?credit card debt.

I hope you can help me out.

Monthly net income: $ 2640
Monthly expenses: $2346
??Housing: $894? (mortgage + condo fees)
??Insurance: $50
??Car expenses: $100 (gas & insurance)
??Utilities: $55?
??Phone, cable, internet: $40
??Food, entertainment: $200
??Clothing, household expenses $50
??Credit cards and other loans: $887 (credit cards & student?loan)
??Current?Prosper loan: $70
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421152
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	B
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	16.95%	Starting borrower rate/APR:	17.95% / 20.16%	Starting monthly payment:	$144.51

Auction yield range:	6.23% - 16.95%	Estimated loss impact:	5.29%
Lender servicing fee:	1.00%	Estimated return:	11.66%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jun-1998	Debt/Income ratio:	18%
Credit score:	720-740 (Jul-2009)	Current / open credit lines:	15 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	35	Length of status:	8y 6m
Amount delinquent:	$0	Revolving credit balance:	$11,872	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	46%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	MaxFitness	Borrower's state:	Oklahoma	Borrower's group:	1st and BEST for Loans
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	19 ( 100% )	720-740 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	620-640 (Jan-2008) 600-620 (May-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
grow my DJ/Karaoke Business
Purpose of loan:? Purchase more equipment to fulfill the new contracts I have.

I?own a DJ/Karaoke?service alled Mobile Sound Perfection.? You can view my mysapce page at www.myspace.com/mobilesoundperfection.? I started my?DJ service?back in Feb 2007.? The first prosper loan I applyed for was for 1000.00 dollars and that was for equipment.? Well here I am again in need of more?equipment.? I would rather pay the interest to my fellow peers than the credit card companies.? My DJ?service is growing faster than I can keep up.? Not a bad problem to have.? I will use the money for more equipment and advertising????
My financial situation:
I am a good candidate for this loan because I have had?a prosper loan in the past but have paid it as promised.? I have never been late and am never late on any of my other payments.? My debt to income ratio is?only 18%.??

I am the?Workers' Compensation & Disability manager?for IC of Oklahoma and have been for almost?9 years.? My wife just received her degree in elementry education from NSU and should start teaching within a month or two.? That will add an additional 32,000 to our income.?

Monthly net income: $

65,000 per year?from IC of Oklahoma?and?24000 per?year from my DJ business and soon will add 32,000 when wife gets her teaching?job.?

Monthly expenses: $
??Housing: $ 1310
??Insurance: $ 106
??Car expenses: $ 291
??Utilities: $ 200
??Phone, cable, internet: $ 160?
??Food, entertainment: $ 350
??Clothing, household expenses $ 150?
??Credit cards and other loans: $ 150?
???Company Credit Card: $ 200?

Total $ 2917.00 in monthly expenses.
$1000.00 per month goes into college savings for my kids.? I have 3 girls.

$3917.00 total out of pocket per month

Pay after taxes per month?5211.00 from IC of Oklahoma.? Pay after taxes? per month from DJ service which is growing, $1,600.00.
Total monthly income after taxes is $6,811.00.? This doesnt take into account when my wife starts teaching which will be an extra 32k per year.
$2894 left after bills paid and college is saved.

The equipment I need to purchase costs $8,000.? I am going to use $4,000 out of my savings with the?$4,000 prosper loan to purchase the?equipment.

This loan would help tremendously.? I will be married 10 years on August 27th and am 30 years old.? I am very stable and always pay back my debts.? Please feel free to email me with any questions or concerns that you might have.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421162
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$248.80

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Sep-1992	Debt/Income ratio:	36%
Credit score:	620-640 (Jul-2009)	Current / open credit lines:	20 / 17	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	36	Length of status:	2y 7m
Amount delinquent:	$1,287	Revolving credit balance:	$14,222	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	68%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	1	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	JaxGM	Borrower's state:	Florida	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	13 ( 100% )	620-640 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	620-640 (Jun-2008) 560-580 (Oct-2006)
Principal balance:	$2,278.09	1+ mo. late:	0 ( 0% )
Total payments billed:	13
Description
Debt consolidation / Wedding
The purpose of this loan is to consolidate some debt and to help cover some wedding / honeymoon expenses. We are planning a simple beach wedding (October) and a cruise for the honeymoon. We have both been married before and have been putting our lives back together after our divorces. I already have a loan on Prosper that I have never missed a payment on and part of this new loan would go to pay the first loan off. My fianc? has three children from her first marriage so we have a full house already; we are responsible with our money and live very modestly. We just refinanced the mortgage from a 7% to a 5%, but because of the real estate market we were not able to access any equity, but we were able to lower the monthly payment by $150+. We both have good secure jobs and will have no problem paying this loan back.

Monthly Take Home: $5,000
Mortgage and Taxes $848
Car Payments $700
Insurance $150
Utilities $400
Student loan $95
Credit Cards and loans?$633

That leaves $2000 a month for gas, groceries, savings, doctors, etc. We have used most of our savings to date to pay off debt and fix up the house, so even though we have $2000 a month after expenses, we want to make sure we have some cash reserve to cover expenses between now and the wedding. Biggest thing affecting my credit is a repossession from my ex-wife, that I ended up paying off but the damage was done (credit score). Thank you for your consideration and feel free to ask if you have any questions
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421164
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.38%	Starting borrower rate/APR:	11.38% / 13.50%	Starting monthly payment:	$82.30

Auction yield range:	4.23% - 10.38%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	8.25%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Feb-1990	Debt/Income ratio:	41%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	10 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	0y 4m
Amount delinquent:	$0	Revolving credit balance:	$15,302	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	39%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	diversification-palace	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for college
Purpose of loan:
This loan will be used to? pay for school, books, and anything else that may come along regarding this fall semester of school.

My financial situation:
I am a good candidate for this loan because? I have a full-time job for starters.? Also, because of my job, I am able to take care of all of my bills on-time.? I have been in the banking industry for almost 2 yrs. now and have been fairly successful.? This loan will help me in my final push to obtain my bachelors degree in economics, a job related field.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421170
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.38%	Starting borrower rate/APR:	11.38% / 13.50%	Starting monthly payment:	$131.68

Auction yield range:	4.23% - 10.38%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	8.25%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Oct-1995	Debt/Income ratio:	8%
Credit score:	780-800 (Aug-2009)	Current / open credit lines:	8 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	9	Length of status:	1y 11m
Amount delinquent:	$0	Revolving credit balance:	$6,201	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	14%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	bazaar-kangaroo	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt
Purpose of loan:
This loan will be used to pay off credit card debt from college.

My financial situation:
I am a good candidate for this loan because I have had a steady job for the last few years and have always made more than the minimum?payments on time.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421174
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.38%	Starting borrower rate/APR:	11.38% / 13.50%	Starting monthly payment:	$65.84

Auction yield range:	4.23% - 10.38%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	8.25%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Nov-1994	Debt/Income ratio:	Not calculated
Credit score:	760-780 (Aug-2009)	Current / open credit lines:	10 / 8	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	29	Length of status:	3y 0m
Amount delinquent:	$0	Revolving credit balance:	$8,558	Occupation:	Professor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	52%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	movinup	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	28 ( 100% )	760-780 (Latest)
Principal borrowed:	$5,500.00	< mo. late:	0 ( 0% )	700-720 (Apr-2007) 620-640 (Feb-2007)
Principal balance:	$1,160.61	1+ mo. late:	0 ( 0% )
Total payments billed:	28
Description
Getting Rid of Cash Store Loans
Purpose of loan:
Pay off Cash Store Loans.

My financial situation:
My mother and father have been paying three cash store loans for over a year.? Anyone who has been to these places knows that the interest rate is ridiculously high.? I would like to help?them finally get rid of this debt in a more economical way.??
I had my second child last month and I work part time as a math and?geology instructor and my husband is a human resources manager.??I currently have a loan with Prosper that has been in good standing for over two years.? Even if my father cannot repay me for this loan, I am in a position to make the monthly payments.? I appreciate your help.?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421180
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,300.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	25.11%	Starting borrower rate/APR:	26.11% / 29.11%	Starting monthly payment:	$52.45

Auction yield range:	8.23% - 25.11%	Estimated loss impact:	8.60%
Lender servicing fee:	1.00%	Estimated return:	16.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-1996	Debt/Income ratio:	29%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	13 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	17	Length of status:	0y 10m
Amount delinquent:	$0	Revolving credit balance:	$11,938	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	77%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	3	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	engaging-durability	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Tree Service
Purpose of loan:
This loan will be used to?remove?trees?prior to falling on our house.?

My financial situation:
I am a good candidate for this loan because? I haven't been late on a payment since I meet and married my wife, which has been six years.? I had previously mismanaged?money but with the assistance of my wife, I've learned?to better manage money and pay financial obligations.

Thank you for considering my loan.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421182
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$294.03

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	May-1985	Debt/Income ratio:	45%
Credit score:	620-640 (Aug-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	30	Length of status:	13y 7m
Amount delinquent:	$0	Revolving credit balance:	$5,707	Occupation:	Food Service Manage...
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	98%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	8	Homeownership:	No
Inquiries last 6m:	3
Screen name:	Wonderwoman44	Borrower's state:	Nebraska	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	18 ( 100% )	620-640 (Latest)
Principal borrowed:	$7,000.00	< mo. late:	0 ( 0% )	660-680 (Feb-2008)
Principal balance:	$3,805.52	1+ mo. late:	0 ( 0% )
Total payments billed:	18
Description
Car loan, medical, and debt payoff
Purpose of loan:
This loan will be used to? pay off Auto Loan, Department Store Loan, Tax and Medical bills.
My financial situation:
I am a good candidate for this loan because? I pay my bills when due and almost always pay more than the minimum amount. Monthly payments of bells to be paid off is more than twice what the loan payment will be.

Monthly net income: $ 1,950
Monthly expenses: $ 1,830
??Housing: $ 250
??Insurance: $ 50
??Car expenses: $ 185
??Utilities: $ 120
??Phone, cable, internet: $ 100
??Food, entertainment: $ 200
??Clothing, household expenses $ 125
??Credit cards and other loans: $ 520
??Other expenses: $ 280
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421188
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	21.00%	Starting borrower rate/APR:	22.00% / 24.26%	Starting monthly payment:	$954.76

Auction yield range:	17.23% - 21.00%	Estimated loss impact:	35.69%
Lender servicing fee:	1.00%	Estimated return:	-14.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Sep-1993	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	11 / 9	Employment status:	Self-employed
Now delinquent:	1	Total credit lines:	32	Length of status:	4y 7m
Amount delinquent:	$0	Revolving credit balance:	$2,855	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	41%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	9
Screen name:	wise-charming-p2ploan	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Installing A Swimming Pool
Purpose of loan:
This loan will be used to? build a new swimming pool.

My financial situation:
I am a good candidate for this loan because? I have a solid credit history reflecting the responsible way in which I manage my finances. I bought this brand new 4 bedroom, 3 bathroom, 2600 square foot house just last week for? $212,000 and it was appraised at $232,000 (I will be happy to furnish the appraisal). These homes were going for approximately $500,000 2 years ago. I know that the pool addition will?add value to the home. I currently have a 4.25% interest rate on my home so the debt dervice is very low.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421192
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	21.11%	Starting borrower rate/APR:	22.11% / 24.38%	Starting monthly payment:	$191.24

Auction yield range:	8.23% - 21.11%	Estimated loss impact:	7.00%
Lender servicing fee:	1.00%	Estimated return:	14.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Oct-1991	Debt/Income ratio:	23%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	10 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	36	Length of status:	1y 1m
Amount delinquent:	$0	Revolving credit balance:	$1,973	Occupation:	Attorney
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	36%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	10	Homeownership:	No
Inquiries last 6m:	0
Screen name:	fitnesschick	Borrower's state:	Florida	Borrower's group:	FUTURE FINANCIAL FREEDOM 1
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Fitness equipment for PT business
Purpose of loan:
This loan will be used to purchase fitness equipment for use by the personal training clients that my husband and I work with. I am the strength and conditioning coach for a local all-female flat track roller derby team and he is a fitness professional with more than 15 years in the industry. We have been training the team for about a year and a half now, but there are more and more players all the time so we need to add some new equipment! We both work with the roller derby team and he has individual and corporate clients which he trains at several locations.

By day, I am also a licensed, practicing attorney. This business is a small side venture which we are growing a little at a time and hope to eventually turn into into a full time enterprise. In the meantime, I continue practicing law to support our household bills. The loan proceeds will go towards purchase a few new pieces of fitness equipment.

My financial situation:
I am a good candidate for this loan because I have a steady income in addition to the personal training business and we already have a dedicated client base. Just after law school I had to declare bankruptcy (2005) so that I could get a fresh start to go with my new career (I wasn't able to maintain full time employment while in law school and had significant debt issues from a prior marriage). Since that time I have reestablished my credit and am always on time with my payments to all lenders.

Monthly net income: $ 4130 (this is my legal salary and does not include income from the business)

Monthly expenses: $ 2460
??Housing: $ 700
??Insurance: $ 150
??Car expenses: $ 600
??Utilities: $ 100
??Phone, cable, internet: $ 60
??Food, entertainment: $ 300
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 500
??Other expenses: $ 150 (supplements)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421198
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$1,130.90

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Aug-1991	Debt/Income ratio:	36%
Credit score:	760-780 (Aug-2009)	Current / open credit lines:	15 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	39	Occupation:	Professional
Amount delinquent:	$0	Revolving credit balance:	$16,787	Stated income:	$50,000-$74,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	64%
Delinquencies in last 7y:	2	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	stable-principal	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
DVD Rental Kiosk - Start Up
During times of economic recession, families look for less expensive ways to entertain themselves.? KB Moviebox, LLC?is a start-up business that will tap into the need for low-cost entertainment in northern Georgia.? KB Moviebox will place movie-vending kiosks in apartments, office buildings, and retail businesses in the area, in a concept similar to the popular Redbox.? KB Moviebox will begin operations in August 2009. The movie vending industry is currently dominated by only one player:? Redbox.? Within six years of operations, Redbox has created an industry that is responsible for the rental of 7.5 million movies weekly.? Redbox machines typically make $30,000 in sales during their first year in a location, maxing out at $50,000 by the third year.? KB Moviebox will tap into this industry, targeting the North Georgia region.??KB Moviebox?will gain customers from virtually every demographic segment, since low cost forms of entertainment generally hold steady during times of recession.? Competition will come from Redbox, Netflix, and Blockbuster.? KB Moviebox will increase its competitive foothold in the area by selecting locations with strong foot traffic that have not already been covered by Redbox. KB Moviebox will deploy a targeted advertising campaign to generate interest in its kiosks.??KB Moviebox's initial marketing strategy will include a user-friendly website, e-mail blasts, frequent promotions, and prominent outdoor signage.? KB Moviebox also anticipates increased interest in its kiosks as a result of positive word of mouth referrals from satisfied customers.? Through these methods, KB Moviebox intends to develop a strong reputation as an affordable and convenient method of obtaining quality DVDs, games, and Blu-Ray discs for same-day use.? Shannan?will own and operate the company.??She is currently employed as an eLearning Specialist at Automatic Data Processing.? Prior to this position,?she worked as an Instructional Developer, as well as a Service Trainer and Field Associate, at Automatic Data Processing.? She gained valuable experience in the video rental industry working as an Assistant Manager at Blockbuster Video for more than two years, and as a Customer Service Representative at Cox Video.? She?received her Master of Business Administration degree in Technology Management, as well as a Bachelor of Science degree in Information Technology, from the University of Phoenix.? To achieve?objectives, KB Moviebox, LLC is seeking $25,000 in funding. The loan will be repaid from the cash flow of the business.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421210
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$316.65

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Oct-1976	Debt/Income ratio:	49%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	20	Length of status:	5y 4m
Amount delinquent:	$349	Revolving credit balance:	$3,877	Occupation:	Nurse's Aide
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	110%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	13	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	barbann	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	15 ( 100% )	660-680 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	0 ( 0% )	640-660 (May-2009) 660-680 (Apr-2008)
Principal balance:	$3,735.28	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
Medical and Debit consolidation
Purpose of loan:
This loan will be used too...?? Consolidate medical expenses and other small bills which are current but would be easier for me with one payment also cheaper per month.

My financial situation:
I am a good candidate for this loan because? I am current with my bills have a full time job and I am resonsible in my bill paying.

Monthly net income: $ 2700.00

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421310
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	25.61%	Starting borrower rate/APR:	26.61% / 28.94%	Starting monthly payment:	$1,015.41

Auction yield range:	8.23% - 25.61%	Estimated loss impact:	9.11%
Lender servicing fee:	1.00%	Estimated return:	16.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Sep-1981	Debt/Income ratio:	50%
Credit score:	780-800 (Aug-2009)	Current / open credit lines:	6 / 5	Employment status:	Retired
Now delinquent:	1	Total credit lines:	10	Length of status:	7y 7m
Amount delinquent:	$0	Revolving credit balance:	$5,133	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	4%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	blue-value-prairie	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Helping my grand daughter in colleg
This loan will be used to to pay off a home equity loan of $5400 do some minor repairs so I can sell my home and to help my grand daughter in college.

My financial situation: I am retired and currently have $25000 in annual income. This includes my social security and retirement from my 401K.

I am a good candidate for this loan because I have always paid my bills off and on time. I am a good christian and have good values. I do not take anyone or anything for granted and do what I can for others. I am not a frivolous person and would like an opportunity to help my grand daughter through college. I hope to sell my home sometime this year early next year so I don't want to take a home equity loan out for such a short period of time and with the proceeds from my home I will be able to pay the loan back sooner. For tax reasons i don't want to withdraw from my 401K and a loan seemed like a good way to achieve my financial goals.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421334
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	B
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	16.64%	Starting borrower rate/APR:	17.64% / 19.84%	Starting monthly payment:	$89.93

Auction yield range:	6.23% - 16.64%	Estimated loss impact:	5.29%
Lender servicing fee:	1.00%	Estimated return:	11.35%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Apr-1989	Debt/Income ratio:	7%
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	10 / 10	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	23	Length of status:	20y 2m
Amount delinquent:	$0	Revolving credit balance:	$6,529	Occupation:	Civil Service
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	71%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	8	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	scholarly-funds9	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
TWINS IN COLLEGE
Purpose of loan:
This loan will be used to? PAY FOR THE SENIOR YEAR OF COLLEGE FOR MY TWINS.? MY DAUGHTER ATTENDS FLORIDA INTERNATIONAL UNIVERSITY, AND MY SON ATTENDS THE UNIVERSITY OF MIAMI.? THEY ARE BOTH GREAT STUDENTS AND SOME OF THEIR EDUCATION IS COVERED BY GRANTS, HOWEVER, IT IS NEVER ENOUGH FOR EVERYTHING!? MY SON IS MAJORING IN HISTORY WITH A MINOR IN EDUCATION AND MUSIC.? HE WANTS TO BE EITHER A HISTORY TEACHER OR MUSIC TEACHER IN INNER CITY SCHOOLS.? MY DAUGHTER IS MAJORING IN JOURNALISM AND WRITING.? SHE WANTS TO BE A PRODUCER OF THE NEWS, AND ON AIR PERSONALITY, AND AN AUTHOR.

My financial situation:
I am a good candidate for this loan because? I HAVE BEEN AT MY JOB FOR 20 YEARS.? I MAKE ENOUGH MONEY TO PAY BACK THE LOAN.? I AM ALSO MARRIED FOR 25 YEARS, AND MY HUSBAND IS ALSO EMPLOYED FULL-TIME.? WE HAD CREDIT ISSUES IN THE PAST, HOWEVER, WE HAVE CLEANED UP OUR CREDIT.? WE HAVE NOT BEEN LATE ON ANY BILL SINCE JANUARY, 2006.? FOR THE PAST 2 YEARS I WAS ABLE TO GET A PRIVATE LOAN FOR THE MONEY I NEEDED, HOWEVER WITH THE CHANGES IN THE ECONOMY, NOT MANY ARE LENDING LIKE THEY USED TO.? I AM A REALLY GOOD CANDIDATE, I HAVE DIRECT DEPOSIT OF MY PAYROLL, AND I HAVE HAD THE SAME CHECKING ACCOUNT SINCE 1989.
THANK YOU
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421346
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$158.33

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Apr-1992	Debt/Income ratio:	14%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	16 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	47	Length of status:	1y 1m
Amount delinquent:	$0	Revolving credit balance:	$9,634	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	102%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	48	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	mrbristle	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My Bailout II
Purpose of loan:
This loan will be used to? Pay off?credit cards and?car repairs.

My financial situation:

I am a good candidate for this loan because? Since my last listing, the good news is that I just got a promotion at work with a modest salary increase that will help me achieve my goal of reducing and eventually eliminating my credit card debt that I am currently carrying but still need a little help in getting me over the hump. I know that my listing shows a large number of delinquencies. I am not going to deny that. They were caused by my not being employed from 2002 to mid 2004.? I eventually did something that I am not particularly proud of. I filed bankruptcy midway through 2003 and it was discharged in early 2004. All the delinquent accounts happened prior to the bankruptcy. Prior to the bankruptcy, my credit was good. ?Since that time I have been able to obtain several credit accounts as well as a conventional mortgage with a?reasonable fixed rate. I have been very responsible with my new credit and have not missed any payments or been late with any. It?s amazing what a steady job does for one. My only flaw is that I have pretty much maxed out the credit cards. This recent promotion and salary increase will alleviate the urge to use credit cards going forward. I have a secure job with the U.S. government and am in no danger of getting laid off. In addition to my employment, I am also collecting a monthly pension check from my previous employer of 28 years.??I?can easily pay back a minimum of $300.00 if necessary to pay back this loan. I have made a?spreadsheet which lists my income sources and expenses which I will gladly provide if requested.? Please feel free to ask any questions. I have nothing to hide.Monthly net income: $ 6100

Monthly expenses: $?2750
??Housing: $ 1619
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 150.00
??Phone, cable, internet: $ 200.00
??Food, entertainment: $ 150.00
??Clothing, household expenses $ 150.00
??Credit cards and other loans: $ 381.00
??Other expenses: $ 100.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421364
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	35.00%	Starting borrower rate/APR:	36.00% / 41.21%	Starting monthly payment:	$46.38

Auction yield range:	17.23% - 35.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Dec-1993	Debt/Income ratio:	50%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	13 / 13	Employment status:	Full-time employee
Now delinquent:	3	Total credit lines:	21	Length of status:	1y 7m
Amount delinquent:	$2,973	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$1-$24,999
Delinquencies in last 7y:	6	Homeownership:	No
Inquiries last 6m:	2
Screen name:	liberty-missile	Borrower's state:	Oklahoma	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off medical bills
Purpose of loan:
This loan will be used to? Pay off some very unexpected medical bills caused by a trip to the emergency room. I do not want to get further behind.

My financial situation:
I am a good candidate for this loan because? They are offering lots of overtime at work right now, I can make extra money and pay back the loan faster

Monthly net income: $

Monthly expenses: $
??Housing: $ 440
??Insurance: $ 120
??Car expenses: $
??Utilities: $ included in rent
??Phone, cable, internet: $ 200
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $ 100 (groceries etc)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421370
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.43%	Starting borrower rate/APR:	27.43% / 29.77%	Starting monthly payment:	$164.23

Auction yield range:	11.23% - 26.43%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jun-1998	Debt/Income ratio:	51%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	7	Length of status:	9y 3m
Amount delinquent:	$0	Revolving credit balance:	$4,931	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	84%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	quiteman	Borrower's state:	California	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	20 ( 71% )	640-660 (Latest)
Principal borrowed:	$9,500.00	< mo. late:	8 ( 29% )	620-640 (Feb-2007)
Principal balance:	$2,697.11	1+ mo. late:	0 ( 0% )
Total payments billed:	28
Description
Refinance - No Late Payments!!!
Purpose of loan:
This loan will be used to refinance my existing prosper loan. All payments are current on the existing loan with no late payments. I would like to refinance so that the additional funds will be used for a small used car for my wife, without having to take out an additional loans.?

My financial situation:
I am a good candidate for this loan because, I have history of paying my debts in full and on time as you will notice in my credit history even with the new prosper rating system. I do have good credit and my scores have increased by 20 points since my lasts loan.

My debt to income ratio is approximately 51% with several hundred dollars available each month for emergencies.? I would like to be debt free within three years to five years. I work 2 jobs and my wife works full time as well and we are both in pretty good job industries. We have an average combine income of about 63,000 per year right now.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421382
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.28%	Starting borrower rate/APR:	31.28% / 33.68%	Starting monthly payment:	$258.93

Auction yield range:	11.23% - 30.28%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.52%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Sep-2005	Debt/Income ratio:	19%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	9 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	26	Length of status:	2y 7m
Amount delinquent:	$0	Revolving credit balance:	$9,797	Occupation:	Laborer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	58%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	power-corps	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Small Business Loan
I am looking to start my own business to generate extra cash flow each month. I am starting a small vending business from a company called Thebackrubber. This company sells vending massage chairs that are extremely profitable. You can see more about this vending company at www.thebackrubber.com. I have done my research and I am sure this business will be a success!!! Thanks for your time and bid!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421388
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,500.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	15.75%	Starting borrower rate/APR:	16.75% / 18.94%	Starting monthly payment:	$195.41

Auction yield range:	4.23% - 15.75%	Estimated loss impact:	2.16%
Lender servicing fee:	1.00%	Estimated return:	13.59%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jan-1980	Debt/Income ratio:	55%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	28 / 25	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	62	Length of status:	10y 10m
Amount delinquent:	$0	Revolving credit balance:	$78,088	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	79%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	moeller02	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	18 ( 100% )	720-740 (Latest)
Principal borrowed:	$9,900.00	< mo. late:	0 ( 0% )	720-740 (Jul-2009) 680-700 (Jan-2008)
Principal balance:	$5,531.32	1+ mo. late:	0 ( 0% )
Total payments billed:	18
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay on?off my 401k?loan. This will then give me?the opportunity to borrow from my 401k account an pay off several credit cards. This will improve my cash flow.

My financial situation:
I am a good candidate for this loan because I currently have a Prosper loan. I have been making payments on this loan for 18 months. I have never been late or missed a payment on any on my bills.?I have currently been working at the same company for 11 years.?

Monthly net income: $ 6,750

Monthly expenses: $
??Housing: $ 1,095
??Insurance: $ 88
??Car expenses: $ 213
??Utilities: $ 175
??Phone, cable, internet: $ 90
??Food, entertainment: $ 400
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 600
??Other expenses: $ Prosper loan $ 341
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421412
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	20.00%	Starting borrower rate/APR:	21.00% / 23.25%	Starting monthly payment:	$188.38

Auction yield range:	17.23% - 20.00%	Estimated loss impact:	35.63%
Lender servicing fee:	1.00%	Estimated return:	-15.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Sep-1988	Debt/Income ratio:	31%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	12	Total credit lines:	55	Length of status:	11y 7m
Amount delinquent:	$7,918	Revolving credit balance:	$0	Occupation:	Civil Service
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	30	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	enriching-payment	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay for college
Purpose of loan:
This loan will be used to cover my daughter's college tuition for fall 09.

My financial situation:
I am a good candidate for this loan because I have a steady job (40 hours per week) with the governemnt and the means to pay it back.? I will pay off the tuition for school as I am on a monthly payment of $1000.00.? I just paid $1000.00 to get her in and another is due by the 31st of August then $1000 monthly thereafter.? I have the money to pay back the loan at $350-$500.00 monthly.? I just need this amount to help me out with the school deadlines.? I?just started working part-time at the Battered Women's Shelter bringing in an additional $600.00 per?month.? I am a trustworthy and have the means to pay it back just need a little help to?get me past this bump.?

Monthly net income: $ 3600.00????

Monthly expenses: $
??Housing: $ 1500.00????
??Insurance: $70
??Car expenses: $350?????
??Utilities: $ 120
??Phone, cable, internet: $70 - no cable?
??Food, entertainment: $ 100.00
??Clothing, household expenses $50
??Credit cards and other loans: $500?????????
??Other expenses: $ 100 car insurance
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421418
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Sep-2005	Debt/Income ratio:	69%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	10	Length of status:	2y 7m
Amount delinquent:	$0	Revolving credit balance:	$8,841	Occupation:	Food Service Manage...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	46%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	5
Screen name:	glimmering-bid	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Development Consultant
Purpose of loan:
I founded Nuevo Media Group, LLC, dba Dialogo (www.prdialogo.com) a public relations firm in La Jolla, California in 2008, which we?launched this month. We help brands gain exposure and relevantly dialogue with Hispanic consumers. Prior to Dialogo, I worked on communications programs where I grew teams responsible for experiential marketing campaigns, and provided leadership on street ?guerrilla? communication initiatives. To pay for my start-up, I moonlight full-time working at a restaurant.

Our new Director is Fellow of the Public Relations Society of America, has 20 years in PR, has won the Silver Anvil four times, and?she is this year's co-chair of the Public Relations Society of Amecia Convention.?She has written and published articles in a number of newspapers and magazines, and has experience leading PR teams representing world-renowned organizations such as Blockbuster, 7-Eleven and XM Satellite Radio, which have led her to win four prestigious Silver Anvil Awards (the Silver Anvil Award is the top national award in the public relations industry) and Best of Show Award from the Public Relations Society of America.

With our new director, other PR staff working on a per-account basis, the new Web site www.prdialogo.com and office in La Jolla, Dialogo has been developing leads for new business. We need business development staff, to close deals and bring in revenue. This loan will be used to hire a business development specialist?to bring in new accounts and generate sales.?

My financial situation:
I am a good candidate for this loan because I have a world class team, I have never been late on any obligations and have a?great business model that has been planned for three years,?and I personally guarantee the debt.

Monthly net income: $ 1500

Monthly expenses: $ 1300
??Housing: $?550*
??Insurance: $?50*
??Car expenses: $250*
??Phone, cable, internet: $50*
??Food, entertainment: $?150
??Clothing, household expenses $50
??Credit cards and other loans: $ 200
??Other expenses: $
???????????????????????????????????????????????????? * My portion
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421436
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	22.00%	Starting borrower rate/APR:	23.00% / 25.28%	Starting monthly payment:	$290.32

Auction yield range:	11.23% - 22.00%	Estimated loss impact:	10.53%
Lender servicing fee:	1.00%	Estimated return:	11.47%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Feb-1970	Debt/Income ratio:	36%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	18 / 17	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	56	Length of status:	9y 3m
Amount delinquent:	$0	Revolving credit balance:	$67,016	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	92%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	4	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	ursyoola	Borrower's state:	NewYork	Borrower's group:	Due Diligence
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	11 ( 100% )	660-680 (Latest)
Principal borrowed:	$10,000.00	< mo. late:	0 ( 0% )	(Mar-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	11
Description
To tide us over
I am requesting this loan to help lower the cost of?our credit card debt.? Between our wedding and honeymoon last year, we racked up a lot of debt.? Also, my elderly mother was in a fire a few years ago and the medical bills from that were pretty hefty.? She is on a fixed income and we have to give her some extra money every month to pay her bills.? She is currently in a lawsuit concerning that incident which is reaching its end stages.? When she gets that money, we can borrow from her until the economy improves.? My husband is a self-employed tour guide and his income fluctuates.? I work in executive recruiting and business has been very slow, but is starting to pick up.? Unfortunately, we need to "cheapen" our debt NOW.

I am a graduate of Tufts University and hold an MA from the University of London.? I have never been fired, arrested or wrecked a car.? My husband is likewise reliable.? We take?our responsibilities seriously and will not default on this loan.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421442
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jul-1982	Debt/Income ratio:	53%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	10 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	16	Length of status:	8y 1m
Amount delinquent:	$0	Revolving credit balance:	$13,009	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	83%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	ByeByeDebt2	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Birth of first child
Purpose of loan:
This loan will be used?to consolidate my debt by paying of my credit cards and my student loan.? I have a baby that will be due around April 2010 and I want to pay off all my debt to start saving for a house for my family

My financial situation:
I am a good candidate for this loan because I always pay my bills on time even though I?my debt to income ratio is higher than normal.? I make good money and by consolidating my credit cards and student loan into one payment will save me more money.

Monthly net income: $ $5,000????

Monthly expenses: $
??Housing: $ 0
??Insurance: $305
??Car expenses: $?1000
??Utilities: $ 0
??Phone, cable, internet: $ 100
??Food, entertainment: $ 300
??Clothing, household expenses $0
??Credit cards and other loans: $?13000
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421454
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.38%	Starting borrower rate/APR:	11.38% / 14.97%	Starting monthly payment:	$32.92

Auction yield range:	4.23% - 10.38%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	8.25%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1995	Debt/Income ratio:	9%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	4	Length of status:	0y 11m
Amount delinquent:	$0	Revolving credit balance:	$230	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	76%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	Glaundry	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	17 ( 100% )	720-740 (Latest)
Principal borrowed:	$3,750.00	< mo. late:	0 ( 0% )	740-760 (Mar-2008)
Principal balance:	$2,111.40	1+ mo. late:	0 ( 0% )
Total payments billed:	17
Description
Books and tuition for college
Purpose of loan:
This loan will be used to start college for a nursing degree. Money will be used to pay for books and tuition.
My financial situation:
I am a good candidate for this loan because I have no real outstanding debt and have paid my bills on time. I take care of my mother's house and therefore have no living expenses besides food, a few utilites and my health insurance. I also have a Roth IRA with a value of $ 8,000.

Monthly net income: $ 1100

Monthly expenses: $?905
??Housing: $?0
??Health Insurance: $ 80
??Car Insurance: $ 100
??Utilities: $?225
??Phone, cable, internet: $?150
??Clothing, household expenses $?125
??Credit cards and other loans: $?150??Other Misc. expenses (Roth IRA): $ 75

PLUS this Prosper Loan...
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420267
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	20.00%	Starting borrower rate/APR:	21.00% / 23.25%	Starting monthly payment:	$301.40

Auction yield range:	17.23% - 20.00%	Estimated loss impact:	26.13%
Lender servicing fee:	1.00%	Estimated return:	-6.13%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Nov-1992	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	7 / 7	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	11	Length of status:	1y 5m
Amount delinquent:	$0	Revolving credit balance:	$6,763	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	65%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	ruler7	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Expansion of Business Services
Purpose of loan:
This loan will be used to expand my current non emergency medical transportation company.? We transport non ambulatory patients who use wheelchairs to medical appointments, dialysis, cancer treatments, physical therapy, and hospital discharges.? We also transport patients to the airports, sporting events, church services, and family holiday gatherings.? We are currently going through the state Medicaid licensing process which will allow for us to expand our business to include, ambulatory patients as well as senior citizens.? We should be licensed by Mid September.? The money will be used to purchase a van for ambulatory clients including seniors and MR/DD patients who do not require our specialized lift van.?? It will also be used to replace the transmission in our second lift van.

My financial situation:
I am an excellent candidate for this loan because:? I have a good credit score, I have never? been late on any of my obligations, I have not had any delinquencies, and I have a great business that is expected to grow exponentially throughout 2030? due to the number of aging Americans on the rise.? I will have no problem repaying this loan because my business services will increase by approximately 70% with our company participating in the state Medicaid program. All money will be reimbursed monthly by Medicaid.? I?have a waiting list of customers.? We will also continue to transport private pay clients as well.????

Monthly net income: $?5,100??? I am currently working full time at a company that I have been with for 13 yrs.? I have my retirement and health insurance with this company.?? I receive my income from this job, and I receive pay from my business.Note to Lenders:? Although I am rated? a score of HR through prosper, ?I have never defaulted on any of my loans, credit cards or have never been late.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420435
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	B
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$92.91

Auction yield range:	6.23% - 19.00%	Estimated loss impact:	5.33%
Lender servicing fee:	1.00%	Estimated return:	13.67%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jan-1997	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	14 / 14	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	28	Length of status:	1y 7m
Amount delinquent:	$0	Revolving credit balance:	$3,950	Occupation:	Investor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	17%	Stated income:	$100,000+
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	2
Screen name:	lendit2you	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home improvement
Purpose of loan:
This loan will be used to purchase materials to update home.?? ?

My financial situation:
I am a good candidate for this loan because paying my bills are important to me. My income will more then cover the payments on the loan.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421095
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,975.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.11%	Starting borrower rate/APR:	21.11% / 23.36%	Starting monthly payment:	$74.52

Auction yield range:	8.23% - 20.11%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.14%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1993	Debt/Income ratio:	21%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	11 / 10	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	31	Length of status:	8y 10m
Amount delinquent:	$200	Revolving credit balance:	$21,593	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	85%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	14	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	dignified-funds	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Home Depot
Purpose of loan:
This loan will be used to pay off my Home Depot card and avoid a $600 finance charge.

My financial situation:
I am a good candidate for this loan because regardless of my credit score, I do pay off my debts.? I pay on time and in most case automatically which I would do for this loan.? From looking at my profile,? I do not know what I am delinquent on.? My credit is often mistaken for my dad's as we have very similar names.? The majority of my debt is medical related as my doctor recommend some testing I didn't need.? Unsecured debt in my name is $7082.? I have been using a credit counseling service to reduce my debt and simply want to try another option to speed up the process of getting out of debt.? I am expecting 2 bonuses this year, one for cashing out time?off for $2,000 and another for $2,000.

Monthly net income: $ 4400

Monthly expenses: $ 3097
??Housing: $ 1505
??Insurance: $ Included in mortgage payment
??Car expenses: $ 250 for gas and?oil changes.? Car is paid off.
??Utilities: $ 205
??Phone, cable, internet: $ 152
??Food, entertainment: $ 645, family of 4
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 164
??Other expenses: $ Water bill $50, Home Warranty $43, Misc. $100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421107
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,449.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$382.20

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Nov-2002	Debt/Income ratio:	32%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	8 / 5	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	23	Length of status:	6y 6m
Amount delinquent:	$7,154	Revolving credit balance:	$2,528	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	100%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	9	Homeownership:	No
Inquiries last 6m:	4
Screen name:	orange-impressive-silver	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidate my Bills to One Payment
Purpose of loan:
This loan will be used to?First let me start by saying thank you for taking this opportunity to read about why I need this loan. I really want this loan because I want to consolidate all my bills into one affordable monthly payment.? I have a family now, and I am very happy about that, so I am asking for this loan, so that I can have all my bills turned into one monthly payment, in which I will responsibly pay it back. You have my word.

My financial situation:
I am a good candidate for this loan because?I can honestly say that I have made some poor choices growing up. The military has taught me a lot about responsibilities, I want to take my poor financial choices that i made, and turned into something good. I want to be able to be debt free one day and actually be happy about it. I know we all make mistakes, but you must turn your mistakes into an accomplishment, and that's what I am going to do.

Monthly net income: $ 3,922

Monthly expenses: $
??Housing: $ 1,100
??Insurance: $ 99.50
??Car expenses: $ 901.00
??Utilities: $ 50.00
??Phone, cable, internet: $ 203.00
??Food, entertainment: $50.00
??Clothing, household expenses $ 25.00
??Credit cards and other loans: $ 766.00
??Other expenses: $ 200.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421113
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Oct-1998	Debt/Income ratio:	25%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	8 / 7	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	26	Length of status:	5y 1m
Amount delinquent:	$127	Revolving credit balance:	$55,952	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	49%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	MergerEquity	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off my credit card and auto bal
Purpose of loan:
This loan will be used to pay off my credit card and auto loan balance.

My financial situation:
I am a good candidate for this loan because I have plenty of income to make the payments.? I just want to consalidate.

Monthly net income: $ 9,250

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421119
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Feb-2006	Debt/Income ratio:	21%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	6 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	6	Length of status:	0y 2m
Amount delinquent:	$0	Revolving credit balance:	$6,987	Occupation:	Truck Driver
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	60%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	5
Screen name:	thoughtful-basis2	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
$3000 short
Purpose of loan:
This loan will be used to?
buy a foreclosed property paying cash $3000 short!
My financial situation:
I am a good candidate for this loan because?
have flawless credit and good job
Monthly net income: $
3600
Monthly expenses: $
??Housing: $ 0
??Insurance: $ 0
??Car expenses: $0
??Utilities: $ 0
??Phone, cable, internet: $70
??Food, entertainment: $?400
??Clothing, household expenses $ 50
??Credit cards and other loans: $650
??Other expenses: $ 50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421125
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	10.48%	Starting borrower rate/APR:	11.48% / 13.60%	Starting monthly payment:	$247.25

Auction yield range:	3.23% - 10.48%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	8.97%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Aug-1991	Debt/Income ratio:	12%
Credit score:	800-820 (Aug-2009)	Current / open credit lines:	14 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	35	Length of status:	22y 1m
Amount delinquent:	$0	Revolving credit balance:	$3,823	Occupation:	Civil Service
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	23%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	openness-forte	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
loan for flight ticket to be repaid
Purpose of loan:
This loan will be used to wire money to fiance to buy one way ticket home and to immediately return funds.

My financial situation:
I am a good candidate for this loan because I have an excellent record.? I expect to receive a financial return that will pay off my debts from sell of land.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421129
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	18.00%	Starting borrower rate/APR:	19.00% / 21.22%	Starting monthly payment:	$183.28

Auction yield range:	17.23% - 18.00%	Estimated loss impact:	19.00%
Lender servicing fee:	1.00%	Estimated return:	-1.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Apr-2005	Debt/Income ratio:	47%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	0y 10m
Amount delinquent:	$0	Revolving credit balance:	$3,898	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	68%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	generous-finance	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Tuition Assistance
Purpose of loan:
This loan will be used to? Buy books, housing, food, a new laptop, and University provided health insurance; this loan will accompany government loans as well

My financial situation:
I am a good candidate for this loan because? I am a finance major in my 5th year and I fully understand all aspects of loans.? I will graduate in December with very good prospects especially since I am willing to move anywhere and have investments experience.? Currently I work as an Investment Analyst at the University of Cincinnati Endowment.? Upon graduation I will get a job as an Equity Investment Analyst at an institutional asset manager.? I expect to make about $50,000 in Midwest dollars ($70,000 in NYC and San Francisco dollars)

Monthly net income: $ ($12/hr x 40 hours per week) x (1 - 25% approx. tax rate) * 4 approx. weeks in month = $1,440

Monthly expenses: $ 1312.50
??Housing: $ 362.50
??Insurance: $ 0
??Car expenses: $ 250
??Utilities: $ 50
??Phone, cable, internet: $ 75
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 75
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421137
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	7.75%	Starting borrower rate/APR:	8.75% / 11.08%	Starting monthly payment:	$47.53

Auction yield range:	3.23% - 7.75%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	7.15%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Apr-1991	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	800-820 (Aug-2009)	Current / open credit lines:	6 / 4	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	24	Length of status:	8y 1m
Amount delinquent:	$0	Revolving credit balance:	$2,386	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	5%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	flexiboy35	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	24 ( 100% )	800-820 (Latest)
Principal borrowed:	$3,001.00	< mo. late:	0 ( 0% )	780-800 (Dec-2007) 760-780 (Jul-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	24
Description
Reinvest In Prosper
I have been loaning money on Prosper over the last few years. I am a successful business owner and think that Prosper is a great alternative way to help small businesses get a foot hold and continue to grow. I will use the money from this loan to invest in prosper and help fund loans that might not otherwise get 100% funded. I will also invest in individual private loans to help sponser educational endeavors and worthy causes. To date I have invested in more than 100 loans on prosper and I continue to reinvest the income from these loans back into the community. I believe prosper can be a great service to small business owners and individuals looking for short and long term financial growth!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421141
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Aug-1985	Debt/Income ratio:	6%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	3 / 3	Employment status:	Full-time employee
Now delinquent:	3	Total credit lines:	19	Length of status:	8y 0m
Amount delinquent:	$7,972	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	9	Homeownership:	No
Inquiries last 6m:	10
Screen name:	treasure-czar	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
A humble request for help
Purpose of loan:
This loan will be used to? Pay down credit card debt, and regain some financial security

My financial situation:
I am a good candidate for this loan because? I work hard and am recovering from a disaster from 2 years ago

Monthly net income: $ 6700

Monthly expenses: $
??Housing: $ 2100
??Insurance: $ 300
??Car expenses: $ 400
??Utilities: $ 300
??Phone, cable, internet: $ 275
??Food, entertainment: $ 400
??Clothing, household expenses $ 400
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421143
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.2%

Starting lender yield:	19.33%	Starting borrower rate/APR:	20.33% / 22.57%	Starting monthly payment:	$933.30

Auction yield range:	8.23% - 19.33%	Estimated loss impact:	6.65%
Lender servicing fee:	1.00%	Estimated return:	12.68%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jun-1983	Debt/Income ratio:	19%
Credit score:	800-820 (Aug-2009)	Current / open credit lines:	12 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	36	Length of status:	3y 2m
Amount delinquent:	$0	Revolving credit balance:	$57,110	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	29%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	value-hotshot3	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Payoff
Purpose of loan:
This loan will be used to?payoff credit cards and?help me transition?through a divorce.??The need to pay for two households while seperating finances?has placed me in an unusual short term?situation?for me and?left me with credit card debt that I can't pay off?until a property settlement is completed and a home sold.?

My financial situation:
I am a good candidate for this loan because I have a long history of paying credit card bills?in full each month (carrying no balance), an excellent credit rating, and stable job well paying job.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421147
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.11%	Starting borrower rate/APR:	21.11% / 23.36%	Starting monthly payment:	$150.93

Auction yield range:	8.23% - 20.11%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.14%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Apr-1983	Debt/Income ratio:	37%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	24 / 22	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	64	Length of status:	2y 1m
Amount delinquent:	$0	Revolving credit balance:	$69,706	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	enstein1	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay a revolving account
Purpose of loan:
This loan will be used to? pay off a revolving credit card and a car loan. ? This will save me $400/mo. ? The goal is to pay-off or transfer all revolving debt to instalment debt and will take approx. 18 months.?? I also plan to refinance my rental house (amortization only) which will free up another $500/mo.? I will then refinance my primary residence and consolidate a 2nd which will free up an additional $500/mo.? My 3 auto's are all over 7 years old and cannot be used as collateral for a bank loan.? The bulk of my revolving debt was for home improvement which was going to be converted to an equity loan, but then I lost my job three years ago and never did do the refi.

My financial situation:
I am a good candidate for this loan because? my credit is solid with no liens, judgements, charge-offs, and very few 30 day lates (maybe 2, non-real estate related).. I have real estate equity in excess of $225M on one home, and $200M equity on my personal residence.? I was with my prior employer for over 15 years, was then laid off , but have been with my current employer for over 2 years.? Happily married over 22 years, so stability is not an issue

Monthly net income: $ $77M salary, $12M rental income, $30M spouse income

Monthly expenses: $
??Housing: $ 1850 (primary) + $1135 (rental)
??Insurance: $ 300
??Car expenses: $ 450
??Utilities: $ 100
??Phone, cable, internet: $ 100
??Food, entertainment: $ 400
??Clothing, household expenses $ 300
??Credit cards and other loans: $ 3000
??Other expenses: $ 250
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421149
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	9.25%	Starting borrower rate/APR:	10.25% / 13.82%	Starting monthly payment:	$32.38

Auction yield range:	4.23% - 9.25%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	7.13%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Apr-1984	Debt/Income ratio:	16%
Credit score:	760-780 (Aug-2009)	Current / open credit lines:	15 / 15	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	31	Length of status:	7y 2m
Amount delinquent:	$33	Revolving credit balance:	$85,060	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	70%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	funds-network9	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off credit card
Purpose of loan:
This loan will be used to pay off a small credit card balance that currently has a high rate (14.95%) -- I am only looking to reduce my rate, not increase total debt.

My financial situation:
I am a good candidate for this loan because I have a very good income.? My wife and I both have good credit, and two solid incomes, as well as a home.? We are?on the path toward?paying off all our debts (including the mortgage) and are easily able to make significant monthly payments.? This is a pure financial move for us to get in better financial shape.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421155
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Feb-1995	Debt/Income ratio:	845%
Credit score:	620-640 (Aug-2009)	Current / open credit lines:	20 / 15	Employment status:	Retired
Now delinquent:	1	Total credit lines:	54	Length of status:	4y 10m
Amount delinquent:	$26	Revolving credit balance:	$6,589	Stated income:	$1-$24,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	57%
Delinquencies in last 7y:	3	Homeownership:	Yes
Inquiries last 6m:	7
Screen name:	sharon526	Borrower's state:	Virginia	Borrower's group:	CREDIT SQUARE
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	10 ( 100% )	620-640 (Latest)
Principal borrowed:	$2,400.00	< mo. late:	0 ( 0% )	640-660 (Sep-2008) 620-640 (Aug-2008) 600-620 (Jul-2008) 600-620 (Jun-2008)
Principal balance:	$1,945.60	1+ mo. late:	0 ( 0% )
Total payments billed:	10
Description
Free of debt
Purpose of loan:
This loan will be used to? Loan will be used to pay off as many bills as i can and have one payment.

My financial situation:
I am a good candidate for this loan because?I have been very consist with all my loans including prosper. Paying back this money wll be mt first priority. I havent missed any payments at all.?I have a high DTI because i have those credit cards. I promise to pay back every cent of the money.

Monthly net income: $ 3,062

Monthly expenses: $
??Housing: $?
??Insurance: $
??Car expenses: $ 30.00 mo.
??Utilities: $
??Phone, cable, internet: $?49.00
??Food, entertainment: $ 100.00
??Clothing, household expenses $
??Credit cards and other loans: $ 300.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421161
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$904.72

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Apr-1997	Debt/Income ratio:	Not calculated
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	8 / 6	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	33	Length of status:	8y 2m
Amount delinquent:	$0	Revolving credit balance:	$7,113	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	86%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	6
Screen name:	unrivaled-compassion	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
To sell our home & relieve mortgage
Purpose of loan:
This loan will be used to cover the closing cost to sell the home in which I currently share with my soon to be ex-husband. Because the accepted offer on the house just exceeds the balance owed, we do not qualify for a short sale with our mortgage company.?We have attempted to get personal loans thru banks, however, we have been declined due to our debt to income ratio.?The response is always, "the mortgage puts you over the edge in your debt to ratio income calculations."? Bearing in mind we have told them the loan is to relieve ourselves of this mortgage therefore decreasing our debt to ratio income to practically nothing.? Unfortunately, my soon to be ex-husband and myself were both recently laid off from our jobs.

My financial situation:
I am a good candidate for this loan because I have good to great credit and have always paid my debts and obligations on time and in full. We take our credit very seriously and have done everything we can to ensure it stays this way.?We do not?want to have the house foreclosed on nor do we want to declare bankruptcy. Please know I will pay you back everything, on time.? I beg for assistance.
Thank you!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421165
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Feb-1986	Debt/Income ratio:	12%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	3	Total credit lines:	21	Length of status:	1y 8m
Amount delinquent:	$5,172	Revolving credit balance:	$508	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	16%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	10	Homeownership:	No
Inquiries last 6m:	2
Screen name:	j42472	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidate, establish credit
The Picture:

? I'm the guy in the Tan shirt, I'm interviewing someone about the art show they're participating in.

Purpose of loan:

I tried for a 10K loan at 7% but no one was interested.? This is a 1K "starter" loan to build my credit here.?

I need to build credit here, I was doing a 1000 loan but the fee was too high so I'm going for 5K

The delinquency:

That's?a fake debt - I had a Sears credit card that was written off, a collection agency bought the debt (which I no longer owed) and filed a deliquency against my credit.? The collection agency is dirty, so I'm researching how to get that off my report now.

My financial situation:

I work for a software company that makes software for the financial industry, i.e. stockbrokers.? I take home over $700 a week and my wife and I could easily live on my paycheck (including paying our debt) and use hers for savings.? She takes home about $500 a week, and we have a renter/roomate who pays $500 a month.

I have loaned a small amount of money on prosper in order to generate income, and I am a "cranky yankee" when it comes to spending money.? I recently laid out a budget by taking actual entries from my checkbook and bank statements and classifying each entry into the categories below.? These numbers represent my actual monthly spending.?

Essentially, I could pay off 5000.00 in 10 weeks but like I said I want to build credit so I'm looking for a loan here to do that.

Monthly net income: $ 6,500.00 (approx)
Monthly expenses: $?4,547.97
rent? ?$? 1,200.00?
wife ?debt? ?$???? 730.00??
groceries? ?$???? 450.00??
my debt? ?$???? 401.10??
car repairs? ?$???? 262.67??
dry cleaning and laundry? ?$???? 117.60
hair? ?$???? 175.83??
new clothes? ?$???? 166.67??
heating oil? ?$???? 150.00??
entertainment? ?$???? 130.00??
gasoline? ?$???? 125.00??
car insurance? ?$???? 109.95??
telephone? ?$???? 100.78??
health clubs? ?$????? 156.00??
cable internet? ?$????? 68.24??
transportation? ?$????? 59.00??
house gas? ?$????? 58.82??
electric? ?$????? 53.81??
parking? ?$????? 32.50

So part of the 1100 that's going to credit card payments will go to this loan, and hopefully will build my credit so I can go for the 10K loan next time.

To the 2 people who stiffed me on loans, I hope your situation improves, you realize your mistake and make up for it by loaning on prosper.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421179
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Mar-1990	Debt/Income ratio:	33%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	37	Length of status:	11y 5m
Amount delinquent:	$75	Revolving credit balance:	$19,890	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	107%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	weimgrls	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	14 ( 100% )	640-660 (Latest)
Principal borrowed:	$3,500.00	< mo. late:	0 ( 0% )	640-660 (May-2008)
Principal balance:	$2,340.81	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
FIXING THE TRUCK
Purpose of loan:
This loan will be used to?? Our 1997 Ford F-150 is needing a new manifold. Fixing the truck is alot cheaper than buying a new truck.

My financial situation:
I am a good candidate for this loan because?? I do have a prior loan with Prosper and as you can see I have NEVER been late. I have a steady job at a financial institution and can afford the monthly payments.
My credit doesn`t look so great now but I do pay my bills and am trying to improve my credit score.

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421183
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	25.11%	Starting borrower rate/APR:	26.11% / 30.04%	Starting monthly payment:	$40.35

Auction yield range:	8.23% - 25.11%	Estimated loss impact:	8.60%
Lender servicing fee:	1.00%	Estimated return:	16.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Nov-1990	Debt/Income ratio:	33%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	11 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	24	Length of status:	7y 2m
Amount delinquent:	$0	Revolving credit balance:	$2,290	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	14%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	diplomatic-income	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Catch up on bills
Purpose of loan:
This loan will be used to? catch up on some bills

My financial situation:
I am a good candidate for this loan because?I will work?with you to pay this off.? I also want to improve my credit rating.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421189
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	17.23%	Starting borrower rate/APR:	18.23% / 20.44%	Starting monthly payment:	$272.01

Auction yield range:	17.23% - 17.23%	Estimated loss impact:	35.45%
Lender servicing fee:	1.00%	Estimated return:	-18.22%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Feb-1985	Debt/Income ratio:	19%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	38	Length of status:	6y 7m
Amount delinquent:	$3,273	Revolving credit balance:	$18,697	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	91%	Stated income:	$100,000+
Delinquencies in last 7y:	4	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	PPack	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	14 ( 93% )	660-680 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	1 ( 7% )	680-700 (Apr-2008)
Principal balance:	$3,209.18	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
Consolidating High Interest Debt
Purpose of loan:
This loan will be used to help pay down extremely high interest rate bills like this one!? It is draining and I want them gone to never return!

My financial situation:
I am a good candidate for this loan because I am a working mom executive of over 15 years business experience.? I have? a well paid full time job and only suffered credit problems because I was out for about 2 years total on leave without pay?due to?maternity leave and sick leave with complications from pregnancy with Hyperemesis.? I am recovered, back at work and repairing my credit.

Monthly net income: $ 8100

Monthly expenses: $
??Housing: $ 4120
??Insurance: $?250
??Car expenses: $ 415
??Utilities: $ 300
??Phone, cable, internet: $ 150
??Food, entertainment: $ 100
??Clothing, household expenses $ 80
??Credit cards and other loans: $?950
??Other expenses: $ 50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421191
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 17.17%	Starting monthly payment:	$173.33

Auction yield range:	11.23% - 14.00%	Estimated loss impact:	10.31%
Lender servicing fee:	1.00%	Estimated return:	3.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	May-1991	Debt/Income ratio:	18%
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	34	Length of status:	11y 10m
Amount delinquent:	$0	Revolving credit balance:	$7,474	Occupation:	Fireman
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	62%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	bid-mad-scientist	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
replace roof
Purpose of loan:
This loan will be used to replace roof on home?

My financial situation:
I am a good candidate for this loan because?I have good credit and always pay bills on time
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421195
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.28%	Starting borrower rate/APR:	31.28% / 33.68%	Starting monthly payment:	$215.78

Auction yield range:	11.23% - 30.28%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.52%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jun-2004	Debt/Income ratio:	50%
Credit score:	760-780 (Aug-2009)	Current / open credit lines:	1 / 1	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	14	Length of status:	0y 11m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	kinetic-deal	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for Career Change
Purpose of loan:
This loan will be used to?
Fund a computer certification course so that I can get a better job.? I currently work at a retail store, and I don't really see myself doing that for the rest of my life.? I have a heart for youth ministry and this loan will help to get a better job to pay off my past student loans so that I can focus on that minstry.? I am looking to become a certified Web Applications Developer, and I believe that this job will also be useful in my future ministry goals.?
My financial situation:
I am a good candidate for this loan because? I always pay my bills on time and?I have a good credit score.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421201
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	B
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	15.03%	Starting borrower rate/APR:	16.03% / 18.21%	Starting monthly payment:	$158.27

Auction yield range:	6.23% - 15.03%	Estimated loss impact:	5.26%
Lender servicing fee:	1.00%	Estimated return:	9.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-1997	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	14 / 13	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	25	Length of status:	1y 3m
Amount delinquent:	$0	Revolving credit balance:	$67,001	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	67%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	rickeyfan	Borrower's state:	Vermont	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Additional Operating Capital
Purpose of loan:
This loan will be used to increase my advertising budget for my internet business. I currently spend on average $3,000 per month for advertising with gross sales of around $5500 per month. I am looking to double my monthly ad budget which will also double my monthly gross sales to around $11,000 per month.

My financial situation:
I am a good candidate for this loan because I have a proven business model that just needs a little more cash infusion to help increase sales. I can currently pay all financial obligations with my current monthly sales. Getting this one-time small loan will really help to give me some financial breathing room and possibly help to add an employee to my company. Below is a monthly budget..

Advertising - $3000
Revolving Debt - $1500
Misc Business Expenses - $500
Total expenses - $5000

All other living expenses are covered by my wife's salary and are not included in my monthly budget. My current monthly revenue can already pay for this Prosper loan without any issues. I am just looking for an additional bump in my monthly advertising. This addition would allow me to finally add a employee to my company, which is good where I live. Thanks for the consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421213
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,850.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$83.69

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Apr-1992	Debt/Income ratio:	30%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	19 / 16	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	70	Length of status:	3y 4m
Amount delinquent:	$219	Revolving credit balance:	$4,754	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	81%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	5	Homeownership:	No
Inquiries last 6m:	3
Screen name:	security4002	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	52 ( 100% )	640-660 (Latest)
Principal borrowed:	$9,500.00	< mo. late:	0 ( 0% )	620-640 (Mar-2008) 620-640 (Dec-2007) 620-640 (Nov-2007) (Mar-2006)
Principal balance:	$3,427.54	1+ mo. late:	0 ( 0% )
Total payments billed:	52
Description
2 high rate cards
Purpose of loan:
This loan will be used to? Pay off two of my credit cards..

My financial situation:
I am a good candidate for this loan because? I pay my bills on time and never late..Don't just pay the min i pay more than the min..I have 2 prosper loans and one is paid in full..So there is no worring here..I have a great paying job,Plus i don't like to stiff people from what they are owed..I'm a very Honest guy here..Note: i am disputing some things on my credit report 1 of them saying that i was late..Not ture at all...I do have ok credit. I'm not risk here..

Monthly net income: $ 3,500

Monthly expenses: $

Housing: $ 300.00
??Insurance: $?85.00
??Car expenses: $??
??Utilities: $ 0
??Phone, cable, internet: $?49.00
??Food, entertainment: $? 125.00
??Clothing, household expenses $?50.00
??Credit cards and other loans: $?685.00
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421325
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	17.23%	Starting borrower rate/APR:	18.23% / 20.44%	Starting monthly payment:	$544.02

Auction yield range:	17.23% - 17.23%	Estimated loss impact:	25.95%
Lender servicing fee:	1.00%	Estimated return:	-8.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Aug-1996	Debt/Income ratio:	30%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	10 / 9	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	26	Length of status:	7y 6m
Amount delinquent:	$1,094	Revolving credit balance:	$52,913	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	95%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	cash-cooker3	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Selling my home and I owe them
Purpose of loan:
This loan will be used to? My home is currently on the market at a rock bottom price.? We have an offer on the house, but what we owe at closing is $25,000, and I don't have the money right now.? I moved out of state for a job transfer, so I've been paying a mortgage and rent for 8 months.? My funds are almost depleted, but if we sell the house it will free up so much money.

My financial situation:
I am a good candidate for this loan because? Once the house is sold I will have plenty of money every month to make payments.

Monthly net income: $ 7500

Monthly expenses: $ 6925
??Housing: $ 3195 ($2000, mortgage that will go away)
??Insurance: $ 185
??Car expenses: $ 800
??Utilities: $ 450
??Phone, cable, internet: $ 225
??Food, entertainment: $ 370
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 1500
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421349
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,200.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$144.76

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Jul-1988	Debt/Income ratio:	35%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	9 / 7	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	26	Length of status:	4y 3m
Amount delinquent:	$3,169	Revolving credit balance:	$1,424	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	94%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	5	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	AlmostDebtFree	Borrower's state:	Oregon	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	14 ( 100% )	640-660 (Latest)
Principal borrowed:	$7,200.00	< mo. late:	0 ( 0% )	640-660 (May-2008)
Principal balance:	$4,666.55	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Relisted at lower amount
Purpose of loan:
This loan was to be used for orthodontics for my two daughters, but I have lowered the amount and it will now be used to pay off the final credit card that I have left, with a small down payment on ortho.

My financial situation:
I am a good candidate for this loan because I am already paying more than this loan would be monthly.? I currently have another Prosper Loan that I have paid on time every month since?July of 2008.?? In October 2007,?we signed up with a debt settlement company.? At that point we had never missed a payment?and had a good credit score in the low 700s.? We just had too many payments due to job loss in?2004.? The debt settlement company?instructed us to stop?making payments so they could help us settle.? At that time I did not know what it would eventually do to us.? I withdrew from the settlement company and began to contact the credit card companies.? I have paid off several with the previous?Prosper loan and I have a few more to payoff that I have been making monthly payments on.? I wanted to clear up?the credit score that is not so good any longer.? It is not because we are not making our payments, but because of the poor choice we made with the debt settlement company.? Please consider this loan.? We do make our loan payments, house payments, and credit card payments.? We just want to finally have everything paid off with these companies.? Please review?the existing Prosper loan that is in good standing.? ?????????????????????????????????? Monthly net income: $ 3200.? This is my income only.? It does not include my husbands income of $4600.

Monthly expenses: $
??Housing: $ 835, which my husband pays out of his check.
? Insurance: $?65
??Car expenses: $ 239
??Utilities: $ 130
??Phone, cable, internet: $?225
??Food, entertainment: $ 400 for a family of 5
??Clothing, household expenses $ 75
??Credit cards and other loans: $ 300, which will be paid off with this loan.
??Orthodontia Monthly:? $200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421361
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.28%	Starting borrower rate/APR:	31.28% / 33.68%	Starting monthly payment:	$302.09

Auction yield range:	11.23% - 30.28%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.52%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-2006	Debt/Income ratio:	27%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	3 / 2	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	3	Length of status:	8y 2m
Amount delinquent:	$0	Revolving credit balance:	$8,115	Occupation:	Construction
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	64%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	asset-viking	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Tools
Purpose of loan:
This loan will be used to purchase additional tools needed to?install flooring?on a hotel.

My financial situation:
I am a good candidate for this loan because I will always pay on time. This is my first loan request at www.prosper.com and I wish to create an excellent reputation for future loan requests as?new contracts?come in.

Monthly net income: $4,000.00

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $ 541.66
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 298.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421367
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jun-1999	Debt/Income ratio:	24%
Credit score:	600-620 (Jul-2009)	Current / open credit lines:	8 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	19	Length of status:	2y 11m
Amount delinquent:	$0	Revolving credit balance:	$5,245	Occupation:	Student - College G...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	77%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	librarian78	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	34 ( 97% )	600-620 (Latest)
Principal borrowed:	$3,850.00	< mo. late:	1 ( 3% )	600-620 (May-2008) 520-540 (Dec-2006)
Principal balance:	$850.19	1+ mo. late:	0 ( 0% )
Total payments billed:	35
Description
New Grad Starting Librarian Career
I am a newly graduated library science student living in the Bay Area, CA. After 2.5 years of hard work, I have completed the coursework to earn my Master's degree, and am excited to start my career as a librarian.

I am hoping to secure a loan to pay for basic living expenses as I search for a full-time position. During my job hunt, I will earn income through temp work and waitressing, which will allow me to make monthly loan payments. In addition, my boyfriend and I plan to move to a lower-rent apartment this summer, and the loan would help facilitate that move (i.e., security deposit and truck rental).

I have been a member of Prosper since December 2006, and have received two loans that allowed me to finish grad school: One paid off in full ($2,550) and one active (current balance is $848.35). To date, I have made a total of 35 timely and in-full loan payments. My experience with Prosper and its lenders has been wonderful. During the processes of getting my first two loans funded, I was impressed by the kind support and encouragement of the Prosper community.

Years of working for non-profit organizations and supporting myself through school have left me with some debts, hence my E rating. However, I am very responsible about paying my debts on time and pride myself on being a responsible borrower. Please feel free to ask me any questions or request more information. Thank you for looking at my listing!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421379
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 28.90%	Starting monthly payment:	$39.76

Auction yield range:	8.23% - 24.00%	Estimated loss impact:	8.57%
Lender servicing fee:	1.00%	Estimated return:	15.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-1990	Debt/Income ratio:	Not calculated
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	10 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	24	Length of status:	7y 1m
Amount delinquent:	$0	Revolving credit balance:	$29,896	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	92%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	duty-adventure	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off credit cards
Purpose of loan:
This loan will be used to? consolidate small debt

My financial situation:
I am a good candidate for this loan because?
i pay my bills
Monthly net income: $
2500.00
Monthly expenses: $
??Housing: $ 0
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 0
??Phone, cable, internet: $ 35.00
??Food, entertainment: $ 100.00
??Clothing, household expenses $ 500.00
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421385
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	B
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	8.00%	Starting borrower rate/APR:	9.00% / 11.09%	Starting monthly payment:	$190.80

Auction yield range:	6.23% - 8.00%	Estimated loss impact:	5.12%
Lender servicing fee:	1.00%	Estimated return:	2.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jun-1986	Debt/Income ratio:	21%
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	17 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	67	Length of status:	19y 8m
Amount delinquent:	$0	Revolving credit balance:	$14,163	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	43%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	supreme-reward4	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Finalize Daughter's Music Career
Purpose of loan:
This loan will be used to finalize attorney and accountant services for daughter's music career.? She is already recording with a granny nominated producer and working with a nationally recognized agent.? All expenses so far have been paid out of personal funds.? Due to positive results, I am finalizing the establishment of a company soley for the purposes of promoting my daughter's musicl entertainment career.

My financial situation:
I am a good candidate for this loan because I have been employed full time for over 33 years, 30 of which has been in?a public safety postion in which I currently serve as the second highest ranking official.? Additionally, I have an established, successful business as a consultant and trainer in the homeland security arena working with local and state agencies as well as private industry.? I have?a great credit history with no late payments and?no negative impacts.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421397
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Sep-1998	Debt/Income ratio:	17%
Credit score:	600-620 (Aug-2009)	Current / open credit lines:	10 / 8	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	24	Length of status:	2y 7m
Amount delinquent:	$4,212	Revolving credit balance:	$955	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	19	Homeownership:	No
Inquiries last 6m:	3
Screen name:	cwm	Borrower's state:	Illinois	Borrower's group:	BORROWERS - Free instant Listings - LARGEST GROUP
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	29 ( 100% )	600-620 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	600-620 (May-2009) 520-540 (Jul-2008) 540-560 (Apr-2008) 540-560 (Jan-2008)
Principal balance:	$259.38	1+ mo. late:	0 ( 0% )
Total payments billed:	29
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to? Pay off my credit cards and have only 1 monthly bill a month which would be paid to prosper.? I have 3 cards with small balances but would like to pay them off and close them and just have the one payment every month.? Thanks

My financial situation:
I am a good candidate for this loan because? I have a stable job and though I do have some issues on my credit I pay my bills on time everytime.? I have a great history with prosper which could be a good indicator of my ability to pay the loan back as well.? Thanks

Monthly net income: $ 4000

Monthly expenses: $
??Housing: $ 725
??Insurance: $ 150
??Car expenses: $ 400
??Utilities: $ 125
??Phone, cable, internet: $ 200
??Food, entertainment: $ 500
??Clothing, household expenses $?100
??Credit cards and other loans: $ 300
??Other expenses: $ 400
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421403
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Jan-1994	Debt/Income ratio:	20%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	6y 4m
Amount delinquent:	$0	Revolving credit balance:	$32,907	Occupation:	Engineer - Chemical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	102%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	ninja884	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating Credit Card Debt
Purpose of loan:? This loan will allow me to immediately close two smaller cards and consolidate payments into one.? With credit cards, as I pay on them it frees up credit for me to utilize again and this cycle is keeping me in debt.? A loan through Proposer will help me reach my goal of being debt free.? My track record shows that I always pay on time and have no delinquencies.?

My financial situation:? About three years ago at the top of the housing market I sold my first home for a substantial profit and purchased a new home with a large down payment.? At the time this was a good move because it made my payments low and provided me with the ability to live within a budget that wasn?t paycheck to paycheck.? A better decision may have been to invest some of the money in an account that had the flexibility to withdraw funding when needed but I figured that I could take money out of my home if I absolutely had to.? With today?s problems with financial institutions and the housing market, home equity loans are now a thing of the past. I don?t live extravagantly with lots of toys or fancy cars because I am a father of two and want to ensure that my children?s future is secure through higher education.? I have set up educational accounts for them through automatic withdrawals at work, I have tried to maximize my retirement investments, and I have invested in myself through continuing education forums to keep me one step ahead of the pack in my profession.? These expenses have reduced my take home income and have created out of pocket expenses that I paid for with credit cards.? I know that these were good moves but they?ve also left me with uncured debt that I would like to get rid of.?

Employment Status: ?I?ve been an Engineer for 12 years (I have a B.Sc. in Civil Engineering and a B.SC. in Chemical Engineering) and have worked with my current company for 7 years.

Monthly net income: $ 5000

Monthly expenses: $ 3470
??Housing: $ 2200
??Insurance: $ 120
??Car expenses: $ 100
??Utilities: $ 300
??Phone, cable, internet: $ 50
??Food, entertainment: $ 100
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 500
??Other expenses: $ 50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421427
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$318.08

Auction yield range:	17.23% - 24.00%	Estimated loss impact:	35.88%
Lender servicing fee:	1.00%	Estimated return:	-11.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Dec-1997	Debt/Income ratio:	18%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	6	Total credit lines:	24	Length of status:	0y 4m
Amount delinquent:	$3,874	Revolving credit balance:	$1,864	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	93%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	5	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	sincere-truth6	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
On Hands And Knees!
Purpose of loan:
This loan will be used to purchase the business of my dreams. I have a strong business plan and know this will be profitable within a year. I feel that because the business will be profitable within a year I?will be able to re-pay the loan within?12-24 months.?

My financial situation:
I am a good candidate for this loan because I have never defaulted on a loan from a bank or for any of my vehicles and mortgage. I made mistakes as a young adult and recognize those mistakes. This business is my ticket to financial security. I have a full time job in the insurance industry, I will keep my full time job in addition to running the business. My sister will be my business partner and the beauty of this particular business is that we don't have to quit our current positions. My annual salary is $52,500 and hers is $60,000.

Monthly net income: $ 3,523

Monthly expenses: $
??Housing: $ 1,085
??Insurance: $ 123
??Car expenses: $ -?just paid off!
??Utilities: $ 140
??Phone, cable, internet: $100
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 200
??Other expenses: $ 150
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421433
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Dec-1980	Debt/Income ratio:	22%
Credit score:	620-640 (Aug-2009)	Current / open credit lines:	19 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	57	Length of status:	0y 8m
Amount delinquent:	$0	Revolving credit balance:	$12,834	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	93%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	4
Screen name:	level11	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	12 ( 100% )	620-640 (Latest)
Principal borrowed:	$2,750.00	< mo. late:	0 ( 0% )	560-580 (Jul-2008) 560-580 (May-2008)
Principal balance:	$1,151.32	1+ mo. late:	0 ( 0% )
Total payments billed:	12
Description
Paying off Auto Loan
Purpose of loan:
This loan will be used to? pay off my car loan currently at 19% so my insurance will be a lot cheaper.

My financial situation:
I am a good candidate for this loan because? currently I am working two jobs, one is a full time day position that pays me a salary plus commission.? The other job is a restaurant job that pays me hourly plus tips (that exceed my hourly wage and as an added bonus, lets me eat for free.)? I intend to pay a little more than the minimum payment each month (to ensure a timely and pain/worry free process.)? I have had two loans with Prosper and have never missed a payment.

Monthly net income: $ 5000

Monthly expenses: $
??Housing: $ 362.5
??Insurance: $ 99.00
??Car expenses: $ 285.00
??Utilities: $ 0
??Phone, cable, internet: $0
??Food, entertainment: $ 100
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 200
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421451
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$542.83

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Jun-1976	Debt/Income ratio:	92%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	6 / 6	Employment status:	Retired
Now delinquent:	0	Total credit lines:	20	Length of status:	3y 1m
Amount delinquent:	$0	Revolving credit balance:	$47,962	Stated income:	$1-$24,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	7
Screen name:	kerirob	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help a Mother Help Her Daughter
This loan will help my daughter w/ her divorce; pay for the atty, her ? of the joint accts, & give her a small amt to help get back on her feet.Essentially she?s been left w/ nothing, & she?s trying to be independent instead of moving back in w/ us.
She & her husband had financial difficulty a few yrs ago. They?ve been paying, but their credit suffered, hence why I?m applying.In 7/06, after 25yrs as a travel agent, I had a massive stroke leaving me unable to work.My husband & I both receive SSI. My daughter works 3 jobs & will be paying this loan, but WE will be guaranteeing it. It will be paid out of our acct.
My income: $1,100
Spouse: $1,400Daughter: $2,400
Total: $4,900/moEXPENSES: $1,950
Mtg: $1,300
HFC: $250
Cable: $60
Power/Heat: $110
Food: $100
Ins: $80
I will have $600/mo to make pmts should my daughter default. DAUGHTER?S EXPENSES: $1,635
She?ll have $765/mo to make pmts.I believe that a mother should be able to care for her child.My daughter has left a difficult marriage, had a messy divorce, & is struggling to get back on her feet.Please help me help her.
Thank you for looking at my request.
Information in the Description is not verified.